Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the President, Chief Executive Officer and the Interim Chief Financial Officer of SolarWindow Technologies, Inc., respectively, certifies that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the year ended August 31, 2020 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of SolarWindow Technologies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date:	November 9, 2020	/s/ Jatinder S. Bhogal
Jatinder S. Bhogal
Chief Executive Officer
(principal executive officer)

Date:	November 9, 2020	/s/ Justin Frere
Justin Frere
Interim Chief Financial Officer
(principal financial officer and principal accounting officer)